GLICKENHAUS VALUE PORTFOLIOS,
                     THE 1996 EQUITY COLLECTION, SERIES III



                           REFERENCE TRUST AGREEMENT


                  This Reference Trust Agreement (the "Agreement") dated October 10, 1996 between Glickenhaus & Co., as Depositor and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Glickenhaus Value Portfolios, The 1996 Equity Collection, and Subsequent Series, Trust Indenture and Agreement" dated January 24, 1996 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

                  WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1
(2) of the Indenture;

                  WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Sections 2.1 and 2.6 of the Indenture; and

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee as follows:

                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

                  Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


334811.1

                  Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated October 10, 1996, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that there has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

                  Section 1. The following special terms and conditions are hereby agreed to:

                  (a) The Securities (including Contract Securities) listed in Schedule A hereto have been deposited in the Trust under this Agreement.

                  (b) The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 13,142.

                  (c) For the purposes of the definition of Unit in item (22) of Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/13142nd as of the date hereof.

                  (d) The term Record Date shall mean the fifteenth day of June and December commencing on December 15, 1996.

                  (e) The term Distribution Date shall mean the first business day of July and January commencing on January 1, 1997.

                  (f)      The First Settlement Date shall mean October 16,
1996.

                  (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the Deposit Period.


                                      -2-
334811.1

                  (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.85 per 100 Units.

                  (i) For purposes of Section 7.4, the Depositor's maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

                  (j) The Liquidation Date shall be November 10, 1998, or the disposition of the last Security in the Trust.

                  (k) The fiscal year for the Trust shall end on July 31 of each year.

                  (l) For purposes of this Series of the Glickenhaus Value Portfolios, the form of Certificate set forth in Indenture shall be appropriately modified to reflect the title of this Series and represent as set forth above.

                  IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                           [Signatures on separate pages]

                                                      -3-
334811.1

                                            GLICKENHAUS & CO.





                                            By:  /s/ BRIAN C. LAUX
                                                   Attorney-in-Fact
                                                   for each of the
                                                   General Partners


STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


               I, Kelly McConvery, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Brian C. Laux, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

               GIVEN, under my hand and notarial seal this 10th day of October, 1996.

                                                  /s/ KELLY MCCONVERY
                                                  Kelly McConvery
                                                  Notary Public



[SEAL]
                                             Kelly McConvery
                                             Notary Public State of New York
                                             No. 01MC5044884
                                             Qualified in New York County
                                             Commission Expires June 5, 1997

334416.1

                                            THE BANK OF NEW YORK, Trustee


                                            By:  /s/ JEFFREY COHEN
                                                      Vice President


ATTEST:


By:  Jenifer Dicker


(CORPORATE SEAL)


STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )


     I, Emanuel T. Lytle, Jr., a Notary Public in and for the said County in the State aforesaid, do hereby certify that Jeffrey Cohen and Jenifer Dicker personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

     GIVEN, under my hand and notarial seal this 8th day of October, 1996.


                                                  /S/ EMANUEL T. LYTLE, JR.
                                                  Emanuel T. Lytle, Jr.
                                                  Notary Public


[SEAL]

                                        Emanuel T. Lytle, Jr.
                                        Notary of the State of New York
                                        Number 41-4696933
                                        Qualified in Queens County
                                        Commission Expires April 30, 1997
My commission expires:

                                                                     SCHEDULE A

                          GLICKENHAUS VALUE PORTFOLIOS
                     THE 1996 EQUITY COLLECTION, SERIES III
                                   PORTFOLIO
                             AS OF OCTOBER 10, 1996




                                                                                           Percentage                      Cost of
                                   Portfolio      Number of         Name of Issuer             of        Market Value    Securities
                                      No.          Shares        and Ticker Symbol(2)       Fund (1)      Per Share     to Trust (3)
                                     -----        --------       --------------------      ----------     ---------     ------------


COMMON STOCK:  91.72%

  UNITED STATES: (91.72%)
  Automobiles/Trucks:     9.86%        1        400 Shs.        Chrysler Corp. - C (4)            9.86%    $31.250        $12,500
  Building:               7.10%        2        400 Shs.        Lennar Corp. - LEN                7.10%     22.500          9,000
  Containers:             8.35%        3        700 Shs.        Stone Container
                                                                Corp. - STO                       8.35%     15.125         10,588
  Chemicals:              7.00%        4        200 Shs.        Union Carbide Corp. -
                                                                UK                                7.00%     44.375          8,875
  Electronic Companies:  15.02%        5        600 Shs.        Cyrix Corp. - CYRX                7.36%     15.563          9,338
                                       6        300 Shs.        Micron Technology,
                                                                Inc. - MU                         7.66%     32.375          9,712
                                                                                                                          -------
                                                                                                                           19,050
  Equity REITs:           8.00%        7        400 Shs.        First Industrial Realty
                                                                Tr. - FR                          8.00%     25.375         10,150
  Oil/Gas - Domestic:    28.23%        8        300 Shs.        ENSCO International
                                                                Inc. - ESV                        7.95%     33.625         10,087
                                       9        200 Shs.        Imperial Oil Ltd. -
                                                                IMO                               6.92%     43.875          8,775
                                      10        200 Shs.        Tidewater, Inc. - TDW             6.17%     39.125          7,825
                                      11        200 Shs.        Triton Energy Ltd. -
                                                                OIL                               7.19%     45.625          9,125
                                                                                                                           ------
                                                                                                                           35,812
  Publishing:             8.16%       12        900 Shs.        Hollinger International
                                                                Inc. - HLR                        8.16%     11.500         10,350
ADRs:  8.28%

  ISRAEL:  (8.28%)
  Telecommunications:     8.28%       13        600 Shs.        Koor Industries Ltd. -
                                                                KOR                               8.28%     17.500         10,500
                                                                                                ------                     ------
                                                                                                100.00%                  $126,825
                                                                                                ======                    =======







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